Exhibit 32.2

CFO CERTIFICATION

I, Andrew Kim, certify that:

(1)	I have reviewed this Annual Report on Form 10-K/A of TCW Direct Lending VIII LLC; and

(2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2022	By:	/s/ Andrew Kim
Andrew Kim
Chief Financial Officer
(Principal Financial Officer)